EXHIBIT 24.2

An CMS Energy Company	One Energy Plaza	Tel: 517 788 0550
	Jackson, MI 49201-2276	www.cmsenergy.com
March 18, 2011
Mr. James E. Brunner
Mrs. Catherine M. Reynolds
Mr. Thomas J. Webb
Consumers Energy Company
One Energy Plaza
Jackson, MI 49201
We hereby appoint each of you lawful attorney for each of us and in each of our names to sign and cause to be filed with the Securities and Exchange Commission registration statement(s) and/or any amendment(s) thereto, including post-effective amendment(s), to be accompanied in each case by a prospectus or supplemental prospectus and any necessary exhibits with respect to the issue and sale of debt, equity, trust or convertible securities of the Company.
Very truly yours,

/s/ David W. Joos David W. Joos	/s/ Philip R. Lochner, Jr. Philip R. Lochner, Jr.

/s/ Merribel S. Ayres Merribel S. Ayres	/s/ Michael T. Monahan Michael T. Monahan

/s/ Jon E. Barfield Jon E. Barfield	/s/ John G. Russell John G. Russell

/s/ Stephen E. Ewing Stephen E. Ewing	/s/ Kenneth L. Way Kenneth L. Way

/s/ Richard M. Gabrys Richard M. Gabrys	/s/ John B. Yasinsky John B. Yasinsky